Exhibit 10.7

Services Subscription Agreement

This Services Subscription Agreement (“Agreement”) is entered into as of April 3, 2025, by and between:

- MYX Inc., Wyoming Corporation, with its offices at 1325 Avenue of the Americas, Fl 4 New York , New York 10019 ("Company"), and

- Proekta, Ltd., a company at 8500 Beverly Blvd. Spc 8847. Los Angeles, CA 90048 identified below or via online registration (“Subscriber”).

1.   Services Provided

The Company provides access to Legal Stage, a bilingual (English/中文) digital platform designed to support cross-border theatrical professionals with legal and cultural resources. Subscription includes access to:

1.1 Legal Academy – Educational modules covering contracts, IP, immigration (e.g., visas), labor laws, and regulatory frameworks in the U.S. and China.

1.2 Contract Toolkit – Downloadable templates, licensing agreements, and tools including royalty calculators and deal checklists.

1.3 Consultation Hub – Appointment system for connecting with vetted legal professionals (services may incur additional fees).

1.4 Culture Bridge Forum – Invitations to live webinars, panel discussions, and networking sessions with industry experts.

2.   Subscription Term

2. Subscription Term

2.1 The subscription term begins on May 1, 2025, and continues through April 30, 2026. During the initial period from May 1 to June 30, 2025, Subscriber shall receive limited access to a beta version of the Platform for evaluation, feedback, and training purposes only. Full-feature access will commence on July 1, 2025, for the remainder of the subscription term.

2.2 Subscriber acknowledges that the beta version may be limited in features and stability, and that feedback during this period may be used to improve the final release.

3.   Fees and Payment

3.1 The total subscription fee is $1,100, payable for a twelve (12) month subscription term commencing on [Start Date], reflecting a 25% discount offered to early subscribers as part of the initial launch promotion. Standard pricing may apply to future renewals.

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3.2 The Client agrees that the full subscription fee is due and payable in full upon execution of this Agreement. The Company will issue an invoice for the total amount, with payment due within [30/60] days from the invoice date. The subscription fee is non-cancellable and non-refundable, regardless of actual usage of the platform during the subscription period.

3.3 Failure to make payment when due may result in immediate suspension or termination of access to the platform. This does not release the Client from its payment obligations for the full subscription term.

4.   License and Use Restrictions

4.1 Company grants Subscriber a limited, non-exclusive, non-transferable license to access and use the Platform for its intended purpose.

4.2 Subscriber may not reproduce, sublicense, reverse-engineer, or distribute any content without express written permission.

4.3 All templates and documents provided are for educational or preparatory use and do not constitute legal advice.

5.   Confidentiality and Data

5.1 The Company will handle user data in accordance with its [Privacy Policy] and applicable data protection laws.

5.2 Subscriber agrees not to share login credentials or platform content with unauthorized users.

6.   Termination

6.1 Either party may terminate this Agreement with thirty (30) days’ written notice. 6.2 No refunds shall be issued for early termination unless otherwise required by law. 6.3 Access to content may be revoked upon termination.

7.   Limitation of Liability

The Company is not liable for any indirect, incidental, or consequential damages arising from use of the Platform. Content is educational and informational; legal outcomes are not guaranteed.

8.   Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Wyoming, USA, without regard to conflict of law principles.

9. Entire Agreement

This Agreement constitutes the entire agreement between the parties regarding the use of the Platform and supersedes all prior oral or written agreements.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

Subscriber Name: Proekta, Ltd.,

Title: Director

Signature: /s/ S. Gandin

Date: April 3,2025

For MYX Inc.:

By: /s/ Tatyana Muyingo

Title: President

Date: April 3,2025

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